Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of

the Sarbanes-Oxley Act of 2002*

In connection with the attached Report of John Hancock Tax-Advantaged Global Shareholder Yield Fund (the "registrant") on Form N-CSR to be filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the registrant does hereby certify that, to the best of such officer's knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of, and for, the periods presented in the Report.

/s/ Andrew Arnott

--------------------------------

Andrew Arnott President

Dated: December 8, 2021

/s/ Charles A. Rizzo

-------------------------------

Charles A. Rizzo  Chief Financial Officer

Dated: December 8, 2021

A signed original of this written statement, required by Section 906, has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.

*These certifications are being furnished solely pursuant to 18 U.S.C. Section 1350 and are not being filed as part of this Form N-CSR or as a separate disclosure document.